Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205719 on Form S-8 of our report dated April 12, 2016, relating to the consolidated financial statements of Ooma, Inc. and its subsidiary, appearing in this Annual Report on Form 10-K of Ooma, Inc. for the year ended January 31, 2016.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

April 12, 2016